Exhibit 4.1

EXECUTION VERSION

OTIS WORLDWIDE CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

Indenture

Dated as of February 27, 2020

Otis WORLDWIDE CORPORATION

Reconciliation and tie between Trust Indenture Act
of 1939, as amended, and Indenture, dated as of February 27, 2020

Trust Indenture
Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	608
	(b)	608, 610
§311	(a)	613
	(b)	613
§312	(a)	701, 702(a)
	(b)	702
	(c)	702
§313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(b)
§314	(a)	704(a), 1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§316	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104(d)
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107

Note:	This reconciliation and tie will not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

-i-

-ii-

Section 609.	Corporate Trustee Required; Eligibility	49
Section 610.	Resignation and Removal; Appointment of Successor	49
Section 611.	Acceptance of Appointment by Successor	51
Section 612.	Merger, Conversion, Consolidation or Succession to Business	51
Section 613.	Preferential Collection of Claims Against Company	52
Section 614.	Appointment of Authenticating Agent	52
ARTICLE Seven HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 701.	Company to Furnish Trustee Names and Addresses of Holders	54
Section 702.	Preservation of Information; Communications to Holders	54
Section 703.	Reports by Trustee	54
Section 704.	Reports by the Company	55
ARTICLE Eight CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 801.	Company May Consolidate, Etc., Only on Certain Terms	55
Section 802.	Successor Person Substituted	56
ARTICLE Nine SUPPLEMENTAL INDENTURES
Section 901.	Supplemental Indentures Without Consent of Holders	56
Section 902.	Supplemental Indentures with Consent of Holders	58
Section 903.	Execution of Supplemental Indentures	59
Section 904.	Effect of Supplemental Indentures	59
Section 905.	Conformity with Trust Indenture Act	59
Section 906.	Reference in Securities to Supplemental Indentures	59
Section 907.	Waiver of Compliance by Holders	59
ARTICLE Ten COVENANTS
Section 1001.	Payment of Principal, Premium and Interest	59
Section 1002.	Maintenance of Office or Agency	60
Section 1003.	Money for Securities Payments to Be Held in Trust	60
Section 1004.	Statement as to Compliance	61
Section 1005.	Existence	62
Section 1006.	Limitation upon Liens	62
Section 1007.	Limitations upon Sales and Leasebacks	64
Section 1008.	Waiver of Certain Covenants	66
Section 1009.	Offer to Purchase Upon Change of Control Triggering Event	66

-iii-

ARTICLE Eleven REDEMPTION OF SECURITIES
Section 1101.	Applicability of Article	68
Section 1102.	Election to Redeem; Notice to Trustee	68
Section 1103.	Selection by Trustee of Securities to Be Redeemed	68
Section 1104.	Notice of Redemption	69
Section 1105.	Deposit of Redemption Price	70
Section 1106.	Securities Payable on Redemption Date	70
Section 1107.	Securities Redeemed in Part	70
ARTICLE Twelve SINKING FUNDS
Section 1201.	Applicability of Article	71
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	71
Section 1203.	Redemption of Securities for Sinking Fund	71
ARTICLE Thirteen REPAYMENT AT OPTION OF HOLDERS
Section 1301.	Applicability of Article	72
Section 1302.	Repayment of Securities	72
Section 1303.	Exercise of Option	73
Section 1304.	When Securities Presented for Repayment Become Due and Payable	73
Section 1305.	Securities Repaid in Part	73
ARTICLE Fourteen DEFEASANCE AND COVENANT DEFEASANCE
Section 1401.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	74
Section 1402.	Defeasance	74
Section 1403.	Covenant Defeasance	74
Section 1404.	Conditions to Defeasance or Covenant Defeasance	75
Section 1405.	Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions	76

-iv-

INDENTURE, dated as of February 27, 2020, between OTIS WORLDWIDE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at One Carrier Place, Farmington, Connecticut 06032, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.        Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)        the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)        to the extent that the Trust Indenture Act applies to this Indenture or any Securities, all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder will mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)        the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)         any reference to an “Article,” a “Section” or a “subsection” refers to an Article, Section or subsection, as the case may be, of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board of directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used in respect of any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Securities of the applicable series:

(1)       the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3)of the Securities Exchange Act of 1934, as amended) other than to the Company or one of its Subsidiaries, and other than any such transaction or series of related transactions in which the holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee person representing a majority of the voting power of the transferee person’s Voting Stock immediately after giving effect thereto;

(2)       the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3)       the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving person (or its parent) immediately after giving effect to such transaction; or

(4)       the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company or other person and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company or other person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other person.

“Change of Control Triggering Event” means, with respect to the applicable series of Securities, the Securities of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Securities at the commencement of any Trigger Period, the Securities will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” will mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer, an Assistant Treasurer, its Controller or any other officer authorized by any of the foregoing to sign such request or order, and delivered to the Trustee.

“Component Currency” has the meaning specified in Section 312(h).

“Consolidated Net Total Assets” means the total amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Company or its consolidated Subsidiaries since the date of such balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such consolidated balance sheet).

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means either (a) the cessation of use of (i) a Foreign Currency by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro both within the European Monetary Union and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit (or composite currency) for the purposes for which it was established or (b) any Foreign Currency is not available to the Company for making payment hereunder due to the imposition of exchange controls or other circumstances beyond the control of the Company.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business will be administered, which, at the date hereof is 500 Ross Street, 12th floor, Pittsburgh, Pennsylvania 15262.

“covenant defeasance” has the meaning specified in Section 1403.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.

“Defaulted Interest” has the meaning specified in Section 307(a).

“defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as depositary (including as common depositary, if applicable) by the Company pursuant to Section 301(19), unless and until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series will mean, the “Depositary” with respect to the Securities of that series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time will be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Election Date” has the meaning specified in Section 312(h).

“Euro” or “€” means the single currency of the participating member states of the European Union.

“European Monetary Union” means the Economic and Monetary Union established by the Single European Act and the Treaty on European Union.

“Event of Default” has the meaning specified in Section 501.

“Exchange Rate Agent,” with respect to Securities of or within any series, means, unless otherwise specified with respect to any Securities pursuant to Section 301, a Person designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Treasurer, Controller, any Vice President or any Assistant Treasurer of the Company.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Foreign Currency” means any currency, composite currency or currency unit, including, without limitation, the Euro, issued by the government of one or more countries other than the United States or by any recognized confederation, union or association of such governments.

“Government Obligations” means securities that are (i) direct obligations of the government that issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government or entity that issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of the government payable in such currency and are not callable or redeemable at the option of the issuer thereof and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof. The term “Indenture” will also include the terms of particular series of Securities established as contemplated by Section 301.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision), as in effect at the time of the issuance of such obligations.

“interest,” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date,” when used with respect to any Security, means the date specified in such Securities as the fixed date on which an installment of interest is due and payable.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency”).

“Lien” means any pledge, mortgage, lien, encumbrance and security interest.

“mandatory sinking fund payment” has the meaning specified in Section 1201.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to

Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Exchange Rate Agent will deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

“Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.

“Material Disposition” means any sale, transfer or other disposition by the Company or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Company or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Company or any of its Subsidiaries in excess of $50,000,000.

“Maturity,” means the date on which the principal (or premium, if any) of such Security or an installment of principal becomes due and payable as provided by this Indenture or the Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officer’s Certificate” means a certificate signed by the Chairman, Chief Executive Officer, Chief Financial Officer, the President or a Vice President, the Treasurer, the Controller or any officer authorized by any of the foregoing to sign such certificate, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, which may be an employee of or counsel for the Company, any Subsidiary of the Company, or any Person of which the Company is a Subsidiary, and who will be reasonably acceptable to the Trustee.

“optional sinking fund payment” has the meaning specified in Section 1201.

“Optional Reset Date” has the meaning specified in Section 307(b).

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 308.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)             Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)            Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)           Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv)          Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there will have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that will be deemed to be Outstanding for such purpose will be equal to the amount of principal thereof that would be (or will have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination and that will be deemed Outstanding for such purpose will be equal to the Dollar equivalent, determined as of the date such Security is or was originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee on or after the date of such original issuance, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above), of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned will be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay or deliver the principal of (and premium, if any) and interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable, as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security will be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Total Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P cease to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization,” as defined under Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, as a replacement agency for such Rating Agency; provided that the Company shall give notice of such appointment to the Trustee.

“Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Reset Notice” has the meaning specified in Section 307(b).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“sale and leaseback transaction” has the meaning specified in Section 1007.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Specified Amount” has the meaning specified in Section 312(h).

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsequent Interest Period” has the meaning specified in Section 307(b).

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity will or might have voting power upon the occurrence of any contingency) is at the time of any determination directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person. For the purposes of this definition, “controlled” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“S&P” means S&P Global Ratings, and its successors.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” will mean or include each Person who is then a Trustee hereunder.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a Subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries, or (c) is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Indenture by a Board Resolution.

Section 102.       Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture (other than in connection with the execution of any supplemental indenture on the date of original issuance of Securities under this Indenture), the Company will furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such certificate or opinion will be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and will comply with the requirements of the Trust Indenture Act (to the extent the Trust Indenture Act applies to this Indenture or any Securities) and any other requirements set forth in this Indenture. Every certificate or opinion with respect to compliance with a condition or covenant (other than the certificates provided pursuant to Section 1004) provided for in this Indenture will include the following:

(1)        a statement that the person making such certificate or opinion has read such covenant or condition;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)        a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any one person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 103.        Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.       Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, or by any Person duly authorized by means of any written certification, proxy or other authorization furnished by a Depositary, and except as herein otherwise expressly provided, such action will become effective when such instrument or instruments is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing (or on behalf of whom such duly appointed agent or Person signs) such instrument or instruments or, in the case of the Depositary, furnishing the written certification, proxy or other authorization pursuant to which such instrument or instruments are signed. Proof of execution of any such instrument, any writing appointing any such agent or authorizing any such Person or any such written certification or proxy will be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument, writing, certification or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing, certification or proxy acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit will also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument, writing, certification or proxy or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Securities will be proved by the Security Register.

(d)           The Company may (to the extent that the Trust Indenture Act applies to this Indenture or any Securities, in the circumstances permitted by the Trust Indenture Act) fix in advance any day as a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date will be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action; provided that no such request, demand, authorization, direction, notice, consent, waiver or other action by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(e)             Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security will bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105.       Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)       the Trustee by any Holder or by the Company will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)       the Company by the Trustee or by any Holder will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: General Counsel or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate may be amended and replaced from time to time. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, except any risks attributable to the Trustee’s negligence or bad faith.

Section 106.       Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his or her address as it appears in the Security Register or otherwise delivered in accordance with the applicable procedures of the Depositary (or, if a Security is held by DTC, delivered electronically in accordance with DTC’s customary procedures), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it will be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as will be satisfactory to the Trustee will be deemed to be sufficient giving of such notice.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture will be in the English language, except that any published notice may be in an official language of the country of publication.

Section 107.       Conflict with Trust Indenture Act. To the extent the Trust Indenture Act applies to this Indenture or any Securities, if any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision will control. To the extent the Trust Indenture Act applies to this Indenture or any Securities, if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.       Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 109.       Successors and Assigns. All covenants and agreements in this Indenture by the Company will bind its successors and assigns, whether so expressed or not.

Section 110.       Separability Clause. In case any provision in this Indenture or in any Security will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and this Indenture and any such Security will be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 111.       Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, will give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.       Governing Law. This Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

Section 113.       Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security will not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series that specifically states that such provision will apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment

Date or Redemption Date, or at the Stated Maturity; provided that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 114.       Immunity of Incorporators, Stockholders, Officers, Directors and Others. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, will be had against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors, employees or agents, as such, of the Company or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director, employee or agent, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

Section 115.     Counterparts. This instrument may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

Section 116.       Submission to Jurisdiction. Each of the Company, the Holders and the Trustee hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 117.       Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

 ARTICLE Two

SECURITY FORMS

Section 201.       Forms Generally. The Securities of each series will be in substantially the forms as will be established by or pursuant to a Board Resolution, an Officer’s Certificate or one or more indentures supplemental hereto executed by one or more officers of the Company authorized by a Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws, the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series is or are established by action taken pursuant to a Board Resolution, an Officer’s Certificate or one or more indentures supplemental hereto executed by one or more officers of the Company authorized by Board Resolutions, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities will be printed, lithographed or engraved (or produced by any combination of these methods) on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.       Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication will be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By
Authorized Signatory

Dated: ________________

Section 203.       Securities Issuable in Global Form. If Securities are issuable in whole or in part in global form, as contemplated by Section 301, then, notwithstanding clause (8) of Section 301, any such Security will represent such of the Outstanding Securities of such series as will be specified therein and may provide that it will represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as will be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form will be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of penultimate paragraph of Section 303 will apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of penultimate paragraph of Section 303.

ARTICLE Three

THE SECURITIES

Section 301.        Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There will be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions, and subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)         the title of the Securities of the series (which will distinguish the Securities of the series from all other series of Securities);

(2)         any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

(3)         the date or dates on which the principal of the Securities of the series is payable or the manner in which such dates are determined or extended;

(4)         the rate or rates, or the method by which such rate or rates will be determined, at which the Securities of the series will bear interest, if any, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the Interest Payment Dates on which such interest will be payable and the Record Date for the interest payable on any Interest Payment Date, or the method by which such dates will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(5)         the Place of Payment with respect to the Securities of the series, the place or places where the Securities of such series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(6)         the period or periods within which, the price or prices at which, the currency, currencies, currency units or composite currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(7)         the obligation or right, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency, currencies, currency units or composite currencies in which, and other terms and conditions upon which Securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)         if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series will be issuable;

(9)         if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

(10)       if other than the principal amount thereof, the portion of the principal amount of Securities of the series and any other amounts that will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion and any other amounts will be determined;

(11)       if other than Dollars, the coin or currency, currencies, currency units or composite currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of the series will be payable or in which the Securities of the series will be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(12)       the terms, if any, upon which Securities of the series may be convertible into the common stock or other securities of any kind of the Company or another Person and the terms and conditions upon which the conversion will be effected, including the initial conversion price or rate, the conversion period, and any other additional provisions;

(13)       if the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or other method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), the manner in which such amounts will be determined;

(14)      if the principal of (and premium, if any) and interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency, currencies, currency units or composite currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency units or composite currency in which such Securities are denominated or stated to be payable and the coin or currency, currencies, currency units or composite currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(15)      the designation of the initial Exchange Rate Agent, if any;

(16)      the applicability, if at all, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of the provisions of Article Fourteen;

(17)      provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(18)      any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19)      whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and if Securities of the series are to be issuable in global form, the identity of any initial Depositary therefor;

(20)      the date as of which any temporary global Security representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Security of the series to be issued;

(21)      the Person to whom any interest on any Security of the series will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid;

(22)       if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a global Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(23)       if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(24)       whether and under what circumstances the Company will pay additional amounts to non-United States Holders of such Securities in respect of any tax assessment or government charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option); and

(25)       any other terms, conditions or rights (or limitations on such rights) relating to the series (which terms will not be inconsistent with the provisions of this Indenture).

All Securities of any one series will be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions will be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or indenture supplemental hereto setting forth the terms of the series.

Section 302.        Denominations. All Securities will be issuable in such denominations as will be specified as contemplated by Section 301. With respect to Securities denominated in Dollars, in the absence of any such provisions, the Securities, other than Securities issued in global form (which may be of any denomination), will be issuable in minimum denominations of $1,000 and any integral multiple thereof.

Section 303.        Execution, Authentication, Delivery and Dating. The Securities will be executed on behalf of the Company by its Chairman, Treasurer, Controller, President or one of its Vice Presidents. The signature of any of these officers on the Securities may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of any such signature will not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee or Authenticating Agent, as applicable.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company will bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee or Authenticating Agent, as applicable, for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee or Authenticating Agent, as applicable, in accordance with the Company Order, shall authenticate and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution, Officer’s Certificate or supplemental indenture establishing such series will so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, maturity date, date of issuance and date from which interest will accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee or Authenticating Agent, as applicable, will be entitled to receive, and (subject to Section 601) will be fully protected in relying upon:

(a)            a copy of the Board Resolutions in or pursuant to which the terms and form of the Securities were established, if any, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;

(b)           an executed supplemental indenture, if any;

(c)           an Officer’s Certificate delivered in accordance with Section 102; and

(d)           an Opinion of Counsel stating:

(i)        that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(ii)       that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)      that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee or Authenticating Agent, as applicable, for authentication in accordance with this Indenture, authenticated and delivered by the Trustee or Authenticating Agent, as applicable, in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel will conclude do not materially affect the rights of Holders of such Securities.

Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it will not be necessary to deliver the Officer’s Certificate or indenture supplemental hereto otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents will be delivered prior to or at the time of issuance of the first Security of such series.

The Trustee or Authenticating Agent, as applicable, shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s or Authenticating Agent’s, as applicable, own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Each Security will be dated the date of its authentication.

No Security will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee or Authenticating Agent, as applicable, by manual signature, and such certificate upon any Security will be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security will have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company will deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security will be deemed never to have been authenticated and delivered hereunder and will never be entitled to the benefits of this Indenture.

If the Company will establish pursuant to Section 301 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute, and the Trustee or Authenticating Agent, as applicable, shall (in accordance with this Section 303 and the Company Order with respect to such series) authenticate and deliver, one or more Securities in global form that, unless otherwise specified in the Board Resolution, Officer’s Certificate or indenture supplemental hereto establishing the terms of such Securities, (i) will represent and will be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such one or more Securities in global form, (ii) will be registered in the name of the Depositary for such Security or Securities in global form or in the name of a nominee of such Depositary and (iii) will be delivered to such Depositary or pursuant to such Depositary’s instructions. Each Depositary designated pursuant to Section 301 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Section 304.       Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced by any other method, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which will be exchanged in accordance with the provisions thereof), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series will be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series will in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305.       Registration, Registration of Transfer and Exchange. The Company will cause to be kept with respect to the Securities of each series a register (the register so maintained being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Securities and transfers of Securities. The Security Register will be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register will be open to inspection by the Trustee. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

Any other provision of this Section 305 notwithstanding, except to the extent otherwise specified in the terms of such Security, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If and solely to the extent specified by the Company pursuant to Section 301 with respect to a series of Securities issued in global form, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form will be cancelled by the Trustee or an agent of the Company or the Trustee. Securities issued in definitive form and exchanged for a Security in global form pursuant to this Section 305 will be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

Every Security presented or surrendered for registration of transfer or for exchange will (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

The Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 business days before the day of the mailing of a notice for redemption of Securities of that series selected for redemption under Section 1103 or 1203 and ending at the close of business on the date of such mailing, (ii) register the transfer of or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 306.       Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee and there is delivered to the Company and the Trustee such security, indemnity or indemnity bond as may be required by them to save each of them and any agent of them harmless, then the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there will be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security, indemnity or indemnity bond as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in the case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.       Payment of Interest; Interest Rights Preserved; Optional Interest Reset. (a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest.

Unless otherwise provided as contemplated by Section 301, every global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to the Depositary with respect to that portion of such global Security held for its account, for the purpose of permitting the Depositary to credit the interest received by it in respect of such global Security to the accounts of the beneficial owners thereof.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the manner set forth in this clause (1). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee will fix a Special Record Date for the payment of such Defaulted Interest that will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid or otherwise delivered, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed or otherwise delivered as aforesaid, such Defaulted Interest will be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (2).

(2)            The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will not be deemed impracticable by the Trustee.

(b)           The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to a Security by notifying the Trustee of such exercise at least 50 but not more than 90 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate, and if so (i) such new interest rate and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice will be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate.

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.       Optional Extension of Maturity. The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity Date of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the final maturity date set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 90 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity Date, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity Date of such Security will be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice will be irrevocable. All Securities with respect to which the Stated Maturity Date is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee will be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity Date.

Section 309.       Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee will be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary. No holder of any beneficial interest in any Security in global form held on its behalf by a Depositary will have any rights under this Indenture with respect to such Security in global form, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Security in global form for all purposes whatsoever.

Notwithstanding the foregoing, with respect to any global Security, nothing herein will prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary as Holder with respect to such global Security, or impair, as between such Depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such global Security.

Section 310.       Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered, shall be promptly cancelled by the Trustee. If the Company will so acquire any of the Securities, however, such acquisition will not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities will be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless by Company Order the Company directs the return of any cancelled Securities to it, all cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall, upon request, deliver to the Company a certificate of such destruction.

Section 311.       Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to any Securities, interest on the Securities of each series will be computed on the basis of a 360-day year of twelve 30-day months.

Section 312.       Currency and Manner of Payments in Respect of Securities. (a) Unless otherwise specified with respect to any Securities pursuant to Section 301, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the currency, currencies or currency unit in which such Security is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)           It may be provided pursuant to Section 301 with respect to Securities of any series that Holders will have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee for such series of Securities a written election in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of

Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company). Any Holder of any such Security who will not have delivered any such election to the Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency, currencies or currency unit as provided in Section 312(a). The Trustee for each such series of Securities will notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)            Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the currency, currencies or currency unit in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such currency, currencies or currency unit so payable in respect of the Securities as to which the Holders of Securities denominated in any currency, currencies or currency unit will have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar, Foreign Currency or currencies, or currency unit payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar, Foreign Currency or currencies, or currency unit amount receivable by Holders of Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above will be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination will, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency, currencies or currency units.

(d)           If a Conversion Event occurs with respect to a Foreign Currency or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such other currency unit occurring after the last date on which such Foreign Currency or such other currency unit was used (the “Conversion Date”), the Dollar will be the currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date will be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)            Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any currency, currencies or currency unit will have elected to be paid in another currency, currencies or currency unit as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder will receive payment in the currency or currency unit in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the currency, currencies or currency unit in which payment would have been made in the absence of such election, such Holder will receive payment in Dollars as provided in paragraph (d) of this Section 312.

(f)             The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and will be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)            The “Dollar Equivalent of the Currency Unit” will be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below will be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)            For purposes of this Section 312 the following terms will have the following meanings:

A “Component Currency” will mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

A “Specified Amount” of a Component Currency will mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency will be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies will be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount will thereafter be a Specified Amount and such single currency will thereafter be a Component Currency. If after the Conversion Date any Component Currency will be divided into two or more currencies, the Specified Amount of such Component Currency will be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent of the Currency Unit value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Currency Unit of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts will thereafter be Specified Amounts and such currencies will thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency will, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” will mean the date for any series of Securities as specified pursuant to Section 301(14) by which the written election referred to in Section 312(b) may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above will be in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency, currencies or currency units. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will as promptly as practicable give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will as promptly as practicable give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities will be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and will not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 313.       Appointment and Resignation of Successor Exchange Rate Agent. (a) The provisions of this Section 313 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutes as may be specified pursuant to Section 301).

(b)           If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(c)            No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section will become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(d)           If the Exchange Rate Agent will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there will only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same currency, currencies or currency units).

Section 314.       CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers, and, if so, the Trustee may use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption will not be affected by any defect in or omission of such numbers.

ARTICLE Four

SATISFACTION AND DISCHARGE

Section 401.       Satisfaction and Discharge of Indenture. This Indenture will upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the applicable series when:

(1)           either:

(A)          all Securities of the applicable series theretofore authenticated and delivered (other than Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been cancelled or delivered to the Trustee for cancellation; or

(B)           all Securities of the applicable series not theretofore cancelled or delivered to the Trustee for cancellation:

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (B)(i), (B)(ii) or (B)(iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (a) an amount of cash (in the currency, currencies or currency units in which the applicable Securities are then specified as payable at Stated Maturity), or (b) Government Obligations applicable to the applicable Securities (determined on the basis of the currency, currencies or currency units in which the applicable Securities are then specified as payable at Stated Maturity), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, money in an amount, or (c) a combination thereof, sufficient, in the case of clauses (b) and (c) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of the applicable series not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to, but excluding, the date of the deposit (in the case of Securities that have become due and payable) or to, but excluding, the Stated Maturity or Redemption Date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the Stated Maturity or Redemption Date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the Stated Maturity or the Redemption Date calculated as of the date of the deposit, with any deficit on the Stated Maturity or Redemption Date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the Stated Maturity or Redemption Date, as applicable; provided, further, any Applicable Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the Stated Maturity or on the Redemption Date, as applicable;

(2)       the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the applicable series of Securities; and

(3)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.       Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE Five

REMEDIES

Section 501.       Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture or Board Resolution (or an Officer’s Certificate executed by an officer of the Company authorized by a Board Resolution) establishing the terms of such series pursuant to this Indenture:

(1)       default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of the default for a period of 30 days;

(2)       default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity;

(3)       default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture for the benefit of one or more series of Securities other than that series), and continuance of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all affected Securities of any series issued under the Indenture then Outstanding (taking such action as one class) a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” hereunder;

(4)       the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(5)       the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(6)       any other Event of Default provided with respect to Securities of that series;

provided that an Event of Default with respect to the Securities of a particular series may not constitute an Event of Default with respect to the Securities of any other series

Section 502.       Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clause (1), (2) or (6) of Section 501 occurs with respect to the Securities of any series at the time Outstanding and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration the principal amount (or specified portion thereof) of all of the Securities of that series will become immediately due and payable. If an Event of Default described in clause (3) of Section 501 occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all affected Securities of any series issued under the Indenture then Outstanding (taking such action as one class) may declare the principal amount

(or, if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all affected Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration the principal amount (or specified portion thereof) of all affected outstanding Securities will become immediately due and payable. If an Event of Default described in clause (4) or (5) with respect to Securities of any series at the time Outstanding occurs, then the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) and any accrued interest upon all the Securities of that series will automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of a series (or of more than one series of affected Securities Outstanding (acting as one class), as the case may be), by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency units or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)),

(A)       all overdue interest on all Outstanding Securities of that series (or of all series, as the case may be),

(B)        the principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C)        to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any interest, at the rate or rates prescribed therefor in such Securities, and

(D)        in addition thereto, such further amounts as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.       Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1)       default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)       default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to the Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series (or of all series, as the case may be) by appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce those rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.       Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities will then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee will have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) will be entitled and empowered, by intervention in such proceeding or otherwise and, to the extent the Trust Indenture Act applies to this Indenture or any Securities, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized,

(i)        to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.       Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.       Application of Money Collected. Any money collected by the Trustee pursuant to this Article will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company, its successors or assigns, or to whomever may be lawfully entitled to receive such remainder or as a court of competent jurisdiction will direct.

Section 507.       Limitation on Suits. No Holder of any Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)       the Holders of not less than 25% in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2) or (6) of Section 501, or, in the case of any Event of Default not described in clause (1), (2) or (6) of Section 501, the Holders of not less than 25% in principal amount of all affected Outstanding Securities (making such request as one class), will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)       the Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)       no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2) or (6) of Section 501, or, in the case of any Event of Default not described in clause (1), (2) or (6) of Section 501, by the Holders of not less than a majority in principal amount of all affected Outstanding Securities (making the direction as one class);

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2) or (6) of Section 501, or of Holders of all affected Securities in the case of any Event of Default not described in clause (1), (2) or (6) of Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2) or (6) of Section 501, or of Holders of all affected Securities in the case of any Event of Default not described in clause (1), (2) or (6) of Section 501.

Section 508.       Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security, of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

Section 509.       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 510.       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.       Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.       Control by Holders. With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, relating to or arising under clause (1), (2) or (6) of Section 501, and, with respect to all Securities, the Holders of not less than a majority in principal amount of all affected Outstanding Securities (taking such action as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (1), (2) or (6) of Section 501, provided that in each case

(1)       such direction will not be in conflict with any rule of law or with this Indenture, and

(2)       the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 513.       Waiver of Past Defaults. Subject to the second paragraph of Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in clause (1), (2) or (6) of Section 501 (or, in the case of a default described in clause (3), (4) or (5) of Section 501, the Holders of not less than a majority in principal amount of all affected Outstanding Securities (taking such action as one class) may waive any such past default), and its consequences, except a default:

(1)       in respect of the payment of the principal of (or premium, if any) or interest on any Security, or

(2)       in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured and will cease to exist, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 514.       Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided, however, that irrespective of whether the Trust Indenture Act applies to this Indenture or any Securities, the provisions of this Section will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit relating to or arising under (A) clause (6) of Section 501 and instituted by any Holder of Securities of the affected series, or group of such Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of such series or (B) clause (3), (4) or (5) of Section 501 and instituted by any Holder of Securities, or group of such Holders, holding in the aggregate more than 10% in principal amount of all Outstanding Securities or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 515.       Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

THE TRUSTEE

Section 601.       Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to the Securities of a series,

(1)       the Trustee undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series will be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, with respect to such series, as to the truth of the statements and the correctness of the opinions expressed therein, and upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default with respect to the Securities of a series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her or her own affairs.

(c)           No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this subsection will not be construed to limit the effect of subsection (a) of this Section;

(2)       the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it will be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)       the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction of Holders, given as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)       no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.       Notice of Defaults. Within 90 days after the Trustee receives written notice of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 106, notice of such default, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders will be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.       Certain Rights of Trustee. Subject to the provisions of Section 601:

(a)           the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders will have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)             in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m)           in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 604.       Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, will be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.       May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.       Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.       Compensation and Reimbursement. The Company agrees:

(a)           to pay to the Trustee from time to time such compensation as will be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)           to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or Section 501(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section will survive the termination of this Indenture.

Section 608.       Disqualification; Conflicting Interests. To the extent that the Trust Indenture Act applies to this Indenture or any Securities, if the Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, if applicable, the Trustee will not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series if all such series rank equally at the time of issuance.

Section 609.       Corporate Trustee Required; Eligibility. There will at all times be a Trustee hereunder which will be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.       Resignation and Removal; Appointment of Successor.

(a)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article will become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company 30 days prior to the effectiveness of such resignation. If the instrument of acceptance by a successor Trustee required by Section 611 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)            The Trustee may be removed at any time upon 30 days’ written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)           If the instrument of acceptance by a successor Trustee required by Section 611 will not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(e)          If at any time:

(1)       the Trustee will fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2)       the Trustee will cease to be eligible under Section 609 and will fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)       the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(f)           If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there will be only one Trustee with respect to the Securities of any particular series) and will comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series will be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(g)          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for in Section 106. Each notice will include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.       Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of that or those series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring will continue to be vested in the retiring Trustee, and (3) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture to resignation or removal of the retiring Trustee will become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee will accept its appointment unless at the time of such acceptance such successor Trustee will be qualified and eligible under this Article.

Section 612.       Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated,

or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person will be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities will have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities will not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates will have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee will have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee will apply only to its successor or successors by merger, conversion or consolidation.

Section 613.       Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.       Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which will be authorized to act on behalf of the Trustee to authenticate Securities of such series for all purposes hereunder, and Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Company and will at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating

Agent, shall continue to be an Authenticating Agent, provided such Person will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which will be acceptable to the Company and will give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon an alternate certificate of authentication to the Trustee’s certificate of authentications set forth in Section 202, in the following form.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By
as Authenticating Agent

By
Authorized Signatory

Dated: ________________

ARTICLE Seven

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.       Company to Furnish Trustee Names and Addresses of Holders. To the extent that the Trust Indenture Act applies to this Indenture or any Securities, the Company will furnish or cause to be furnished to the Trustee:

(a)       semiannually, not more than 15 days after each March 1 and September 1, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such March 1 or September 1, and

(b)       at such other times as the Trustee may request in writing, within 90 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar and provided that if the Trustee will be the Security Registrar for such series, such lists will not be required to be furnished.

Section 702.       Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Securities (1) contained in the most recent list furnished to it as provided in Section 701 and (2) received by it in the capacity of Paying Agent or Security Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)           To the extent that the Trust Indenture Act applies to this Indenture or any Securities, the rights of the Holders to communicate with other Holders of Securities of the same series or of all series with respect to their rights under this Indenture or under the Securities of such series or of all series, as the case may be, and the corresponding rights and privileges of the Trustee, will be as provided by the Trust Indenture Act.

(c)            Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 703.       Reports by Trustee. (a) During any time period in which the Trust Indenture Act applies to this Indenture or any Securities, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)            A copy of each such report will, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. During any time period in which the Trust Indenture Act applies to this Indenture or any Securities, the Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

Section 704.       Reports by the Company

(a)           The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available. Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)           During any time period in which the Trust Indenture Act does not apply to this Indenture or the Securities of any series, for so long as any such Securities remain outstanding, the Company will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

ARTICLE Eight

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.       Company May Consolidate, Etc., Only on Certain Terms. The Company will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1)       the Person formed by the consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)       immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article.

This Section will only apply to a merger or consolidation in which the Company is not the surviving Person and to conveyances, leases and transfers by the Company as transferor or lessor.

Section 802.       Successor Person Substituted. Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by the consolidation or into which the Company is merged or to which the conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the successor Person had been named as the Company herein. In the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, will be discharged of all obligations and covenants under this Indenture and the Securities. In case of any such consolidation, merger, conveyance, transfer or lease, certain changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 901.       Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or other instruments, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another Person to the Company and provide for the assumption by a successor Person of the Company’s obligations under this Indenture and the Securities, in each case in compliance with the provisions hereof and thereof;

(2)       to add to the covenants of the Company for the benefit of the Holders (and if such covenants are to be applicable to less than all series of Securities, stating that such covenants are being included solely with respect to the applicable series) or to surrender any right or power conferred upon the Company herein;

(3)       to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are being included solely with respect to the applicable series);

(4)       to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall (i) neither (A) apply to any

Securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) become effective only when there is no Security Outstanding of any series;

(5)       to secure the Securities pursuant to the requirements of Section 1006 or otherwise;

(6)       to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

(7)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(8)       to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action will not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

(9)       to supplement any of the provisions of this Indenture to the extent as necessary to permit or facilitate the defeasance and/or discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action does not adversely affect the interests of the Holders of Securities of that series or any other series of Securities in any material respect;

(10)     to provide for the guarantee by any Person of any series of previously issued and Outstanding Securities;

(11)     to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture is executed or any corresponding provision in any similar federal statute thereafter enacted;

(12)     to conform to any mandatory provisions of law and in particular to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(13)     to conform the terms of this Indenture and the Securities to any provision or other description of the Securities, as the case may be, contained in an offering document related thereto;

(14)     to provide for the issuance of any additional Securities under this Indenture;

(15)     to comply with the rules of any applicable securities depositary; or

(16)     to make any change in any series of Securities or to add to this Indenture such provisions that do not adversely affect in any material respect the interests of the Holders of such Securities.

Section 902.       Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of Outstanding Securities of all series affected by such supplemental indenture (voting as one class) by Act; provided, no modification or amendment may without the consent of the Holder of each Outstanding Security affected thereby,

(1)       change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change any Place of Payment where, or the coin, currency, currencies, currency units or composite currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be);

(2)       reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)       modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any applicable percentage or to provide that other specified provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, this clause will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It will not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act approves the substance thereof.

Section 903.       Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (other than in connection with the execution of any supplemental indenture on the date of original issuance of Securities under this Indenture), and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.       Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.       Conformity with Trust Indenture Act. To the extent that the Trust Indenture Act applies to this Indenture or any Securities, every supplemental indenture executed pursuant to this Article will conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.       Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 907.       Waiver of Compliance by Holders. Anything in this Indenture to the contrary notwithstanding, any of the acts which the Company is required to do, or is prohibited from doing, by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 902 upon consent of Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of all series affected (voting as one class), be omitted or done by the Company if there is obtained the prior consent or waiver of the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities of all such series (voting as one class).

ARTICLE Ten

COVENANTS

Section 1001.        Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002.     Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

Section 1003.     Money for Securities Payments to Be Held in Trust. If the Company will at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency, currencies or currency units in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum (in the currency, currencies or currency units described in the preceding paragraph) sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act to the extent that the Trust Indenture

Act applies to this Indenture or any Securities, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)       hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided and comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent to the extent that the Trust Indenture Act applies hereto;

(2)       give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3)       at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest on any Security of that series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will be paid to the Company on Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 1004.     Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with its fiscal year ending December 31, 2020, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating, as to each signer thereof, that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any of its covenants, conditions or agreements contained herein (without regard to any period of grace or requirements of notice provided hereunder), stating whether or not they have knowledge of any such default and, if so, specifying such default of which the signers have knowledge and the nature thereof.

Section 1005.     Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 1006.     Limitation upon Liens. The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any Debt secured by a Lien on any Principal Property owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary, and the Company will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that, the Securities (together with, if the Company shall so determine, any other Debt of the Company then existing or thereafter created which is not subordinate in right of payment to the Securities) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1007) involving Principal Properties entered into after the date the Securities of the applicable series are first issued (other than such sale and leaseback transactions as are permitted by Section 1007(b)) would not exceed an amount equal to 10% of Consolidated Net Total Assets of the Company; provided, that nothing contained in this Section will prevent, restrict or apply to, and there will be excluded from secured Debt in any computation under this Section, Debt secured by:

(a)       Liens on any property or assets of the Company or any Subsidiary (including equity interests or Debt owned by the Company or any Subsidiary) existing as of the date the Securities of the applicable series are first issued;

(b)       Liens on any property or assets of, or on any equity interests or Debt of, any Person existing at the time such Person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such Person’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)       Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(d)       Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e)       Liens which secure Debt owing by a Subsidiary to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(f)        Liens arising from the assignment of moneys due and to become due under contracts between the Company or any Subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)       any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for Taxes levied or imposed upon the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or other deposits or pledges similar to those referred to in this subdivision (g);

(h)       Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary; and

(i)        any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in subdivisions (a) through (h) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property) and (2) in the case of subdivisions (a) through (c) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this Section 1006 and Section 1007, the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by the Lien; however, the amount of Debt secured by Liens on Principal Properties and equity interests and Debt will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

For purposes of this Section 1006 and Section 1007, the following will not be deemed to be Liens securing Debt, and, accordingly, nothing contained in this Section or Section 1007 will prevent, restrict or apply to: (a) any acquisition by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the process thereof, (b) any conveyance or assignment under the terms of which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas and/or any other mineral and/or the proceeds thereof, or (c) any Lien upon any property or assets owned or leased by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such Person or Persons of the Company’s or the Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.

Section 1007.     Limitations upon Sales and Leasebacks. The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the date the Securities of the applicable series are first issued with any bank, insurance company or other lender or investor (other than the Company or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 365 days after the completion of construction and commencement of full operation thereof by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless, either:

(a)       the Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date the Securities of the applicable series are first issued (other than such sale and leaseback transactions as are permitted by Section 1007(b)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (a) through (i) of the first paragraph of Section 1006) without equally and ratably securing the Securities, would not exceed 10% of Consolidated Net Total Assets, or

(b)       the Company, within 365 days after the sale or transfer, applies or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of Securities of any series Outstanding or other indebtedness of the Company (other than indebtedness subordinated in right of payment to the Securities) or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of Securities Outstanding, any redemption of Securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem Securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied will be reduced by (i) the principal amount of Outstanding Securities delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of the Company or a Wholly-Owned Domestic Manufacturing Subsidiary, other than such Securities, voluntarily retired by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this subdivision (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Notwithstanding the foregoing, where the Company or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by the Company or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

Section 1008.     Waiver of Certain Covenants. The Company may omit, in respect of one or more series of affected Securities, in any particular instance to comply with any covenant or condition applicable to such Securities, if before or after the time for such compliance the Holders of at least a majority in principal amount of the then Outstanding Securities of all series affected (voting as one class) will, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver will extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition will remain in full force and effect.

Section 1009.     Offer to Purchase Upon Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to a series of Securities, unless the Company has exercised its right to redeem the Securities of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with this Indenture, each Holder of the Securities of such series will have the right to require the Company to purchase all or a portion of such Holder’s Securities of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Securities are subject to purchase by the Company.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to mail or otherwise deliver in accordance with the applicable procedures of DTC a notice to each Holder of Securities of the applicable series, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 15 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of DTC (or, in the case of a notice mailed or otherwise delivered in accordance with the applicable procedures of DTC prior to the date of consummation of a Change of Control, no earlier than 15 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of DTC prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)       Accept or cause a third party to accept for payment all the Securities of the applicable series properly tendered pursuant to the Change of Control Offer;

(2)       Deposit or cause a third party to deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities of the applicable series properly tendered; and

(3)       Deliver or cause to be delivered to the Trustee the Securities of the applicable series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of the Securities of each series being purchased.

The Company will not be required to make a Change of Control Offer with respect to the Securities of the applicable series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Securities of the applicable series properly tendered and not withdrawn under its offer. In addition, the Company will not purchase any Securities of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than an Event of Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

In connection with any Change of Control Offer for any series of Securities, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities of such series validly tender and do not withdraw such Securities in the Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of those Securities validly tendered and not withdrawn by the holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of DTC by the Company to each holder of such Securities (provided, that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Securities of such series that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the Securities plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Security is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Securities are subject to purchase by the Company).

The Company must comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Securities of the applicable series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of the applicable series, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Indenture with respect to the Securities of such series by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Company offer to purchase the Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) may be uncertain.

ARTICLE Eleven

REDEMPTION OF SECURITIES

Section 1101.     Applicability of Article. Securities of any series which are redeemable before their Stated Maturity will be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.     Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities will be evidenced by an Officer’s Certificate or a Board Resolution. The Company will, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company will furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103.     Selection by Trustee of Securities to Be Redeemed. Except as otherwise provided in the terms of a particular series of Securities, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee will deem fair and appropriate.

The Trustee will promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities will relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed. If the Company will so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof will not be included in the Securities selected for redemption.

Section 1104.     Notice of Redemption. Notice of redemption will be mailed or otherwise delivered in accordance with the applicable procedures of the Depositary (or delivered electronically if held by DTC in accordance with DTC’s customary procedures) not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, in the case of any notice of redemption mailed to Holders, at such Holder’s address appearing in the Security Register.

All notices of redemption will identify the Securities to redeemed (including CUSIP number if any) and will state:

(1)       the Redemption Date,

(2)       the Redemption Price,

(3)       if less than all the Outstanding Securities of any series are to be redeemed, the identification (and the principal amounts) of the particular Securities to be redeemed,

(4)       that on the Redemption Date the Redemption Price (together with accrued interest to, but excluding, the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)       the place or places where such Securities are to be surrendered for payment of the Redemption Price and

(6)       that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Any notice of redemption of any series of Securities may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption or purchase is subject to satisfaction of one or more conditions precedent, the notice will describe each condition, and the notice may be rescinded in the event that any or all of the conditions will not have been satisfied by the Redemption Date. Any notice of redemption may provide that payment of the Redemption Price and the Company’s obligations with respect to such redemption may be performed by another person. The notice if mailed or delivered in the manner herein provided will be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Security.

Section 1105.     Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 1003) an amount of money in the currency, currencies or currency units in which the Securities of such series are payable (except as otherwise specified pursuant to for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Redemption Price of, and any accrued interest on, all the Securities that are to be redeemed on that date.

Section 1106.     Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency, currencies or currency units in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest) such Securities will cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption will not be so paid upon surrender thereof for redemption, the principal (and premium, if any) will, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.     Securities Redeemed in Part. If any Security (including any Security in global form) which is to be redeemed only in part will be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), then the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a global security is so surrendered, the new global security will be in a denomination equal to the unredeemed portion of the principal of the global security so surrendered.

ARTICLE Twelve

SINKING FUNDS

Section 1201.     Applicability of Article. Retirements of Securities of any series pursuant to any sinking fund will be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment will be applied to the redemption (or purchase by tender or otherwise) of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.     Satisfaction of Sinking Fund Payments with Securities. The Company may (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption), and (2) receive credit for Securities of a series which have been previously delivered to the Trustee by the Company or for Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities will be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment will be reduced accordingly.

Section 1203.     Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency, currencies or currency units in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate will be irrevocable and upon its delivery the Company will be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series will be paid entirely in cash and will be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities will be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to, but excluding, the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, will not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Such unused balance of moneys deposited in such sinking fund will be added to the sinking fund payment for such series to be made in cash in the next succeeding year or, at the request of the Company, will be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at not in excess of (excluding accrued interest and brokerage commissions, for which the Trustee or any paying agent will be reimbursed by the Company) the principal amount thereof.

ARTICLE Thirteen

REPAYMENT AT OPTION OF HOLDERS

Section 1301.     Applicability of Article. Except as set forth in Section 1009, repayment of Securities of any series before their Stated Maturity at the option of Holders thereof will be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1302.     Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to, but excluding, the Repayment Date specified in the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency, currencies or currency units in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such Series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date will be an Interest Payment Date) accrued interest to, but excluding, the Repayment Date, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303.     Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder will be irrevocable unless waived by the Company.

Section 1304.     When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof will have been surrendered as provided in this Article and as provided by the terms of such Securities, such securities or the portions thereof, as the case may be, to be repaid will become due and payable and will be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company will default in the payment of such Securities on such Repayment Date) interest on such securities or the portions thereof, as the case may be, will cease to accrue.

Section 1305.     Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE Fourteen

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.     Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance. If pursuant to Section 301 provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Fourteen (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), will be applicable to such Securities, and the Company may at its option, at any time, with respect to such Securities, elect to have either Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402.     Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company will be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which will survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 Securities, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

Section 1403.     Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company will be released from its obligations under Sections 801, 1005, 1006 and 1007, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and such Securities will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 801, 1005, 1006 and 1007, or such other covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply will not constitute a default or an Event of Default under Section 501(3) or Section 501(6) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby.

Section 1404.     Conditions to Defeasance or Covenant Defeasance. The following will be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities:

(1)       the Company must deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount of cash (in such currency, currencies or currency units in which the applicable Securities are then specified as payable at Stated Maturity), (B) Government Obligations applicable to the applicable Securities (determined on the basis of the currency, currencies or currency units in which the applicable Securities are then specified as payable at Stated Maturity), which through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, sufficient, in the case of clauses (B) and (C) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the applicable Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(2)       no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit.

(3)       such defeasance or covenant defeasance shall not cause the Trustee for such Securities to have a conflicting interest as defined in Section 608 and (to the extent that the Trust Indenture Act applies to this Indenture or any Securities) for purposes of the Trust Indenture Act with respect to any securities of the Company.

(4)       in the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that either (x) the Internal Revenue Service has published a ruling or the Company has received a ruling from the Internal Revenue Service, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)       in the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)       Such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(7)       The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

Section 1405.     Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404(1) in respect of any Outstanding Securities of such series will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(1) has been made, the indebtedness represented by such Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (premium, if any, on), and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such currency or currency unit in effect on the second

Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404(1) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404(1) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

OTIS WORLDWIDE CORPORATION

By:	/s/ Christopher Witzky
Name: Christopher Witzky
Title: Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Robert W. Hardy
Name: Robert W. Hardy
Title: Vice President